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                                                                   Exhibit 10.16


                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT, dated as of October 3, 2002 (this "Agreement"), is entered into by and between ROHN Industries, Inc., a Delaware corporation (the "Company"), ROHN, Inc., a wholly owned subsidiary of the Company, and Horace Ward (the "Executive").

          WHEREAS, the Executive has been and is presently employed by ROHN, Inc. pursuant to the terms of an employment agreement entered into between the Executive and ROHN, Inc., dated December 12, 2000 (the "Prior Agreement");

          WHEREAS, the Company desires to secure the services and employment of the Executive on behalf of the Company and its subsidiaries in the new position of Chief Executive Officer and the Executive is willing to render such services on the terms and conditions set forth herein; and

          WHEREAS, the Company and the Executive desire that as of the Effective Date (as defined herein), the Prior Agreement be superseded by this Agreement and no longer have any force or effect.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          1. EMPLOYMENT TERM. Subject to the terms and provisions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, for the period commencing on November 11, 2002 (the "Effective Date") and ending on December 31, 2004, unless terminated sooner as hereinafter provided (the "Employment Term").

          2. DUTIES. During the Employment Term the Executive shall serve as President and Chief Executive Officer of the Company, and shall perform such duties, services and responsibilities on behalf of the Company and its subsidiaries as may be determined from time to time by the Board of Directors of the Company (the "Board") and shall have the authority commensurate with such position. In performing his duties hereunder, the Executive will report directly to the Board. The Executive shall devote his full business time, attention and skill to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. The Executive may engage in any civic or charitable activity or deliver lectures, fulfill speaking engagements or teach at educational institutions, provided such activities do not materially interfere with the performance of his duties hereunder.

          3. COMPENSATION. In full consideration of the performance by the Executive of the Executive's obligations during the Employment Term (including any


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services by the Executive as an officer, director, employee or member of any committee of any subsidiary or affiliate of the Company, or otherwise on behalf of Company), the Executive shall be compensated as follows:

               (a) BASE SALARY. The Executive shall receive a base salary (the "Base Salary") at a rate of $225,000 per year. The Base Salary shall be payable in accordance with the normal payroll practices of the Company then in effect.

               (b) BONUS. During the Employment Term, the Executive shall be eligible to participate in the Company's annual management incentive bonus plan, under which the Executive's target bonus will be 50% of the Base Salary in effect at the time such bonus becomes payable.

               (c) BENEFITS. During the Employment Term, the Executive shall be entitled to participate in any employee or executive benefit plans, policies or programs that are provided generally to senior executives of the Company as such plans, policies or programs may be in effect from time to time.

               (d) VACATIONS. During the Employment Term, the Executive shall be entitled to 20 paid vacation days in each vacation year determined by the Company in accordance with the Company's policies in effect from time to time.

               (e) TAXES. The Executive shall be solely responsible for taxes imposed on the Executive by reason of any compensation and benefits provided under this Agreement and all such compensation and benefits shall be subject to applicable withholding taxes.

          4. TERMINATION. The Executive's employment with the Company hereunder and the Employment Term shall terminate upon the occurrence of any of the following events (the date of termination, the "Termination Date"):

               (a)  DEATH. The death of the Executive.

               (b) DISABILITY. The termination of employment by the Company for Disability upon thirty (30) days' written notice to the Executive, provided the Executive has not returned to work on a full-time, permanent basis prior to the end of such thirty (30) day period.

               (c) CAUSE. The termination of employment by the Company for Cause. The Executive's termination for Cause shall be effective upon delivery of written notice specifying the matter or matters the Company deems to constitute Cause.

               (d) WITHOUT CAUSE. The termination of employment by the Company other than for Cause or Disability.


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               (e)  GOOD REASON. The termination of employment by the Executive for Good Reason; provided, however that (i) the Executive must deliver a notice of termination within sixty (60) days after the occurrence of the event(s) constituting Good Reason, and (ii) the Company shall have (30) days following the receipt of the Executive's notice of termination within which to cure the event(s) identified by the Executive as constituting Good Reason and, if so cured, Good Reason shall be deemed not to have occurred.

               (f) EXPIRATION OF EMPLOYMENT TERM. The expiration of the Employment Term on December 31, 2004.

          In the event of termination of the Executive's employment, for whatever reason (other than death), the Executive agrees to cooperate with the Company, its subsidiaries and its affiliates and to be reasonably available to the Company, its subsidiaries and its affiliates with respect to continuing and/or future matters arising out of the Executive's employment hereunder or any other relationship with the Company, its subsidiaries and its affiliates, whether such matters are business-related, legal or otherwise.

          5.   TERMINATION PAYMENTS.

               (a) DEATH OR DISABILITY. If the Executive's employment with the Company is terminated by reason of the Executive's death, or by the Company for Disability, the Company's sole obligation hereunder shall be to pay the Executive or his estate, as the case may be, the Accrued Compensation and the Pro Rata Bonus Amount in a lump sum within 30 days following the Termination Date.

               (b) BY COMPANY FOR CAUSE; BY EXECUTIVE WITHOUT GOOD REASON. If the Executive's employment with the Company is terminated by the Company for Cause or by the Executive without Good Reason, or the Executive's employment hereunder terminates pursuant to SECTION 4(f) of this Agreement, the Company's sole obligation hereunder shall be to pay the Executive the Accrued Compensation in a lump sum within 30 days following the Termination Date.

               (c) BY COMPANY WITHOUT CAUSE. If the Executive's employment with the Company is terminated by the Company for any reason other than Cause or Disability, the Company's sole obligation hereunder shall be to pay the Executive (i) the Accrued Compensation and the Pro Rata Bonus Amount in a lump sum within 30 days following the Termination Date and (ii) so long as the Executive is not in violation of the covenants contained in SECTION 6 hereof, severance equal to the Executive's Base Salary (at the rate in effect on the Termination Date), payable in equal installments in accordance with the normal payroll practices of the Company over the twelve (12) month period following the Termination Date.


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               (d)  GOOD REASON. If the Executive's employment with the Company is terminated by the Executive for Good Reason, the Company's sole obligation hereunder shall be to pay the Executive (i) the Accrued Compensation and the Pro Rata Bonus Amount in a lump sum within 30 days following the Termination Date and (ii) so long as the Executive is not in violation of the covenants contained in SECTION 6 hereof, severance equal to the Executive's Base Salary (at the rate in effect on the Termination Date), payable in equal installments in accordance with the normal payroll practices of the Company over the twelve (12) month period following the Termination Date.

               (e) TRANSACTION BONUS OFFSET. Notwithstanding the foregoing, any cash severance otherwise payable hereunder shall be reduced by 50% of the amount of any transaction bonus that, prior to the date the severance amount is determined, has been paid pursuant to the Transaction Bonus Agreement entered into between the Executive and the Company on the date hereof. Any transaction bonus (or portion thereof) paid or payable after that date shall be reduced, if at all, pursuant to Section 2 of the Transaction Bonus Agreement.

               (f) NO MITIGATION. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall such amounts be reduced by any earnings or benefits that the Executive may receive from any other source.

               (g) INTERNAL REVENUE CODE SECTION 280G. Notwithstanding anything contained in this Agreement to the contrary, to the extent that any payment or distribution of any type to or for the benefit of the Executive by the Company, any affiliate of the Company, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code (the "Code"), and the regulations thereunder), or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments") is or will be subject to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then the Total Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Total Payments would result in the Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Executive received the entire amount of such Total Payments. Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Total Payments, by first reducing or eliminating the portion of the Total Payments which are not payable in cash (other than Total Payments attributable to stock options or other equity awards ("Equity Awards")) and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which


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are to be paid the latest in time, and then by reducing Equity Awards in the manner which will maximize the after-tax benefit to the Executive. Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation. The determination of whether the Total Payments shall be reduced pursuant to the foregoing and the amount of such reduction shall be made, at the Company's expense, by an accounting firm selected by the Company which is one of the five largest accounting firms in the United States (other than the Company's regular independent auditor).

               (h) For purposes of this SECTION 5, the Executive's employment shall not be treated as terminated for so long as he is an employee of the Company or any of its subsidiaries.

          6.   EXECUTIVE COVENANTS.

               (a) UNAUTHORIZED DISCLOSURE. The Executive agrees and understands that in the Executive's position with the Company, the Executive has been and will be exposed to and has received and will receive information relating to the confidential affairs of the Company, its subsidiaries and its affiliates, including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company, its subsidiaries and its affiliates, and other forms of information considered by the Company to be confidential and in the nature of trade secrets ("Confidential Information"). The Executive agrees that during the Employment Term and thereafter, the Executive will not disclose such Confidential Information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Employment Term, the Executive will promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Executive during or prior to the Employment Term. Any material breach of the terms of this paragraph shall be considered Cause.

               (b) NON-COMPETITION. By and in consideration of the Company's entering into this Agreement and the payments to be made and benefits to be provided by the Company hereunder, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive agrees that the Executive will not, during the Employment Term, and thereafter during the Non-competition Term (as defined below), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected


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in any manner with, including but not limited to holding any position as a shareholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any Restricted Enterprise (as defined below); PROVIDED, that in no event shall the ownership of less than 1% of the outstanding equity securities of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), standing alone, be prohibited by this SECTION 6(b). For purposes of this SECTION 6(b), the term "Restricted Enterprise" shall mean any person, corporation, partnership or other entity that competes, directly or indirectly, with any business or activity conducted or proposed to be conducted by the Company or any of its subsidiaries or affiliates as of the date of the Executive's termination of employment. Following termination of the Employment Term, upon request of the Company, the Executive shall notify the Company of the Executive's then current employment status. For purposes of this Agreement, the term "Non-competition Term" shall mean the period beginning on the Termination Date and ending on the second anniversary of such date. Any material breach of the terms of this SECTION 6(b) shall be considered Cause. Notwithstanding the foregoing, in the event the Executive's employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason following a Change in Control, the Executive shall not be subject to this SECTION 6(b), and this SECTION 6(b) shall have no force or effect.

               (c) NON-SOLICITATION. During the Non-competition Term, the Executive shall not, and shall not cause any other person to, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company or any of its subsidiaries or affiliates with, or endeavor to entice away from the Company or any of its subsidiaries or affiliates, or hire, any person who at any time during the Employment Term was an employee or customer of the Company or any of its subsidiaries or affiliates. Notwithstanding the foregoing, in the event the Executive's employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason following a Change in Control, the Executive shall not be subject to this SECTION 6(c), and this SECTION 6(c) shall have no force or effect.

               (d) REMEDIES. The Executive agrees that any breach of the terms of this SECTION 6 would result in irreparable injury and damage to the Company, its subsidiaries and/or its affiliates for which the Company, its subsidiaries and/or its affiliates would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company, its subsidiaries and/or its affiliates, as applicable, shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company, its subsidiaries and/or its affiliates may be entitled at law or in equity. The terms of this SECTION 6(d) shall not prevent the Company, its subsidiaries and/or its affiliates from


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pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive. The Executive and the Company further agree that the provisions of the covenants contained in this SECTION 6 are reasonable and necessary to protect the businesses of the Company, its subsidiaries and its affiliates because of the Executive's access to Confidential Information and his material participation in the operation of such businesses. The Executive hereby acknowledges that due to the global aspects of the Company's, its subsidiaries' and its affiliates' businesses and competitors it would not be appropriate to impose any geographic limitation on this SECTION 6. Should a court or arbitrator determine, however, that any provision of the covenants contained in this SECTION 6 are not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such covenants should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

          The existence of any claim or cause of action by the Executive against the Company, its subsidiaries and/or its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants contained in this SECTION 6.

          7. NON-WAIVER OF RIGHTS. The failure by any party to enforce at any time the provisions of this Agreement or to require at any time performance by any other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement and any part hereof or the right of any party to enforce each and every provision in accordance with its terms.

          8. NOTICES. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery, by a reputable same-day or overnight courier service (charges prepaid), by registered or certified mail, postage prepaid, return receipt requested or by facsimile to the recipient with a confirmation copy to follow the next day to be delivered by personal delivery or by a reputable same-day or overnight courier service; to:


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               If to the Company:  ROHN Industries, Inc.
                                   6718 West Plank Road
                                   Peoria, Illinois 61604
                                   Attention: Michael Levine

               If to the Employee: Horace Ward
                                   At the address the Company has
                                   on file for the Executive.

          Either of the parties hereto may change their address for purposes of notice by given notice in writing to the other party pursuant to this SECTION 8. The date of service of such notice shall be the date such notice is personally delivered, three business days after the date of mailing if sent by certified or registered mail, two business days after the date of delivery to the courier if sent by courier, or the next business day after the date of transmittal if sent by facsimile.

          9. BINDING EFFECT/ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Executive shall not assign all or any portion of this Agreement without the prior written consent of the Company.

          10. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter, including, but not limited to, the Prior Agreement. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the party to be charged. As of the Effective Date the Prior Agreement shall no longer have any force or effect.

          11. SEVERABILITY. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

          12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without reference to the principles of conflict of laws.

          13. HEADINGS. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.


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          14.  COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          15. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          "Accrued Compensation" shall mean any accrued and unpaid Base Salary as of the Termination Date, all benefits accrued under any benefit plans, programs or arrangements in which the Executive shall have been a participant as of the date of such termination, in accordance with the applicable terms and conditions of such plans, programs or arrangements, and an amount equal to such reasonable and necessary business expenses incurred by the Executive in connection with the Executive's employment on behalf of the Company on or prior to the Termination Date but not previously paid to the Executive.

          "Cause" shall mean: (i) the Executive's material breach of this Agreement, (ii) conduct by the Executive that is fraudulent or unlawful, (iii) gross negligence of or willful misconduct by the Executive in the performance of his duties, or (iv) repeated failure of the Executive to perform his duties hereunder.

          "Change in Control" shall mean the occurrence of any one of the following events:

               (a) An acquisition (other than directly from the Company) of any common stock, par value $.01 per share, of the Company ("Common Stock") or other voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding Common Stock or (ii) the combined voting power of the Company's then outstanding voting securities entitled to vote for the election of directors (the "Voting Securities"); PROVIDED, HOWEVER, in determining whether a Change in Control has occurred, Common Stock or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined), or (iv) the UNR Asbestos-Disease Claims Trust;


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               (b)  The individuals who, as of the date of this Agreement are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; PROVIDED, FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (c)  The consummation of:

                    (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless the Merger is a Non-Control Transaction. A "Non-Control Transaction" shall mean a Merger if:

                            (A)  the stockholders of the Company immediately
before such Merger own directly or indirectly immediately following the Merger at least fifty percent (50%) of the outstanding common stock and the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation"), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another corporation (a "Parent Corporation"), or (y) the Parent Corporation, if fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities is Beneficially Owned, directly or indirectly, by a Parent Corporation;

                            (B)  the individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for the Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) the Parent Corporation, if fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities is Beneficially Owned, directly or indirectly, by a Parent Corporation; and

                            (C)  no Person other than (1) the Company or another
corporation that is a party to the agreement of Merger, (2) any Related Entity, or


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(3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Common Stock or Voting Securities, has Beneficial Ownership immediately following the Merger, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) the Parent Corporation, if fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities is Beneficially Owned, directly or indirectly, by a Parent Corporation;

                    (ii) A complete liquidation or dissolution of the Company; or

                    (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Company which, by reducing the number of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock or Voting Securities which increases the percentage of the then outstanding Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          "Disability" shall mean the inability of the Executive to perform his duties, services and responsibilities hereunder by reason of a physical or mental infirmity, as reasonably determined by the Board, for a total of 180 calendar days in any twelve-month period during the Employment Term.

          "Good Reason" shall mean the occurrence after a Change in Control of any of the following events: (i) a material diminution in the Executive's position, duties or responsibilities; (ii) a reduction in the Executive's Base Salary; or (iii) a relocation without the consent of the Executive of the Company's corporate headquarters to a


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location that is more than 50 miles from the location of the corporate headquarters immediately before the Change in Control.

          "Pro Rata Bonus Amount" shall mean an amount equal to the annual bonus paid to the Executive for the year prior to the year in which the Executive's employment is terminated, multiplied by a fraction, the numerator of which is the number of days elapsed from the beginning of the bonus period through and including the Termination Date, and the denominator of which is 365.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.


                                       ROHN INDUSTRIES, INC.


                                       By: /s/ Michael E. Levine
                                          -----------------------------------
                                       Name: Michael E. Levine
                                       Title: Chairman of the Board


                                       ROHN, INC.
                                       (for purposes of Section 10 only)


                                       By: /s/ Brian B. Pemberton
                                          -----------------------------------
                                       Name: Brian B. Pemberton
                                       Title: Chief Executive Officer


                                       HORACE WARD

                                       /s/ Horace Ward
                                       --------------------------------------


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